SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 2


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : August 8, 2003

                           COMMISSION FILE NO. 0-49915


                          MT Ultimate Healthcare Corp.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Nevada                                        88-0474056
---------------------------------                    -------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)

                  45 Main Street, Suite 617, Brooklyn, New York 11201
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  (718) 943-3400
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)

This amended 8K is being filed to provide interim financial statements and a Statement of equity for the year ended January 31, 2002 in accordance with
Item 310(c)(3) of Regulation S-B. Additionally, the following sections of this Form 8-K have been amended: "dependence on one or a few customers,"
"need for government approval," "description of property," and "risk factors."

ITEM  2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On August 8, 2003, the Registrant acquired 100% of the issued and outstanding shares of M.T. Marketing Int. Corp., a Nevada corporation ("MT" or the "Company") in exchange for 800,000 shares of the Registrant's common stock. In addition, on August 8, 2003, MacDonald Tudeme entered into a stock purchase agreement with Laura Mazany whereby Mr. Tudeme acquired 1,000,000 shares of the Registrant's common stock for $100,000. Upon 100% shareholder approval by the MT shareholders, there were 2,500,000 shares of the Registrant's common stock outstanding at that time.

     DESCRIPTION OF THE BUSINESS

     MT is a payroll nurse staffing and homecare company that provides healthcare professionals to hospitals and to the homes of the elderly, sick and incapacitated. MT was incorporated in the State of Nevada in 1997 to conduct general business operations. In 1999, MT shifted its attention towards its current business operations.

     DESCRIPTION OF PRINCIPAL SERVICES

     MT provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals and to the homes of the elderly, sick and incapacitated. M.T. takes into consideration the customer's needs and optimizes its resources to fit those needs. The Company markets its services under the names "M.T. Ultimate Healthcare Staffing and Homecare Services," "M.T. Ultimate Services," or "M.T. Ultimate."

     Currently, the Company's primary target market consists of public hospitals, private hospitals and nursing homes in the five (5) Boroughs of New York City, the elderly and patients that have been discharged from hospitals and are recuperating at home. Based on research that the Company conducted on twenty-five (25) hospitals and nursing homes, the results show that they employ staff agency employees to cover odd shifts such as nights, weekends and unplanned absenteeism. According to a recent publication of the American Journal of Nursing, the demand for nurses will continue to rise as the "baby boomers" retire. Furthermore, there is a present shortage of skilled nursing professionals which is expected to worsen due to the pressures of managed care. The hospitals, which employ based on headcount, will continue to have a growing need for agency nurses that do not figure into their headcount. MT remains flexible enough to meet the staffing requirements of both the hospital and the home healthcare segments.

COMPETITIVE BUSINESS CONDITIONS

     The market for healthcare services is very competitive. Presently, MT is competing with several healthcare service providers and healthcare staffing companies in the New York metropolitan area. These competitors include Best Care, All Care Services, White Gloves, and Prefer Nursing. Providing nursing staff to these hospitals and nursing homes is a multi-million dollar industry.

     MT intends to compete in this industry based primarily on an aggressive recruitment policy within the U.S. and abroad as well as on a unique relationship with its staff. There is currently a pool of trained, experienced, immigrant nurses in the New York City metropolitan area. Most of our competitors are not positioned to identify, connect with, and turn this pool of nurses into a New York State licensed workforce. MT's strategy for bringing this workforce to market is based in large part on its standing and reputation in these immigrant communities and management's first-hand knowledge of successfully making a cultural conversion as it relates to nursing. MT intends to attract this pool or nurses by assisting them in obtaining their New York State nursing licenses.

     In addition to this internal recruitment drive, MT also intends to recruit trained, experienced nurses from the Philippines, India, the West Indies, Africa and Europe. MT, with the assistance of immigration lawyers, intends to sponsor these nurses, assist them in obtaining New York State nursing licenses, and sign them to renewable three-year employment contracts.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

     As of September 9, 2003, the Company's major client was the City of New York Hospitals. This client accounted for $529,970 of revenue or 78% of total revenues as of December 31,2003.

     As of January 2005, the Company provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals, nursing homes, licensed home care services agencies ("LHCSAs"), other health-related businesses, to the homes of the elderly, sick and incapacitated. In January 2004, the Company received a license from the State of New York, Department of Health, effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City: the Bronx, Brooklyn, Manhattan, Queens and Staten Island, as well as in Nassau County, New York.

PATENTS, TRADEMARKS & LICENSES

     The Company does not have any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL

     As of September 9, 2003, the Company was awaiting approval from the New York State Department of Health (the "Department") to provide homecare services. Since the filing of amendment number one of this Form 8K, the Company has obtained a license to operate as a LHCSA.

RESEARCH & DEVELOPMENT OVER PAST TWO YEARS

     MT spent approximately three hundred (300) hours between September 2001, and September 2003, at a cost of approximately $5,000 researching its target market. The Company used telemarketers to question twenty-five (25) hospitals and nursing homes in the New York City metropolitan area concerning their need for nursing staff agency employees.

EMPLOYEES

     MT employs one hundred (100) people of which sixty (60) are full-time personnel. These employees include Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses, and Registered Nurses.


DESCRIPTION OF PROPERTY

     The Company's executive offices are located in Brooklyn, New York. The Company placed a $11,918 security deposit for a five-year lease for approximately 4,000 square feet of office space for its executive offices. The current monthly lease commitment is $3,500 and will increase to $3,939 per month at the end of the lease on October 31, 2008.

     The Company entered into a lease for approximately 850 square feet of office space in Baldwin, New York that became effective on January 1, 2004. The current monthly lease commitment is $1,300. The lease expires in five years.

     The Company currently has a five-year lease for office space in the Bronx, New York that ends in 2007. The rental rate ranges from $650 to $850 per month during the term of the lease.

RISK FACTORS

WE HAVE A PRESENT NEED FOR CAPITAL IN ADDITION TO $500,000 ALREADY RAISED AND A $200,000 COMMITMENT.

     It is imperative that we raise $2 million of financing to support strategic acquisitions and the current expansion plan for the next 18 to 24 months, which is in addition to $500,000 already raised and a $200,000 commitment. We recently received an aggregate of $500,000 of convertible note financing from four (4) unrelated parties. We also received a commitment from these parties to purchase an additional $200,000 of convertible debt. The sale of the additional convertible notes is subject to the satisfaction of certain conditions including the effectiveness of our SB-2 Registration Statement. In connection with the convertible note financing, we issued warrants to purchase 500,000 shares of our common stock at an exercise price of $0.45 per share. We will issue identical warrants to purchase 200,000 shares of our common stock along with the commitment to purchase an additional $200,000 of convertible debt, which will likely be decreased by legal expenses and penalties which we will likely owe in connection with the convertible notes. At this time, no financing other than the $200,000 commitment has been secured or identified. Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing on favorable terms, or at all, it would have a material adverse impact upon our ability to continue our business operations and pursue our expansion strategy. In the event we do not raise additional capital from conventional sources, it is likely that our growth will be restricted and we may need to scale back or curtail our business plan.

WE HEAVILY DEPEND ON MACDONALD S. TUDEME, MARGUERITE M. TUDEME AND WAYNE F. RICHARDSON.

     The success of the Company depends heavily upon the personal efforts and abilities of MacDonald S. Tudeme, Wayne F. Richardson, and Marguerite M. Tudeme. Mr. Tudeme serves as the Company's Chief Executive Officer and its Marketing Manager, and as a director of the Company. The Company has not entered into an employment agreement with Mr. Tudeme. Mr. Richardson has entered into an engagement letter with the Company whereby Mr. Richardson serves as the Company's Chief Financial Officer. Mr. Richardson also serves as a director of the Company. Ms. Tudeme serves as the Company's Secretary and its Operations Manager, and as a director of the Company. The Company has not entered into an employment agreement with Ms. Tudeme. Mr. Tudeme, Mr. Richardson and Ms. Tudeme may voluntarily terminate their services at any time. The loss of Mr. Tudeme, Mr. Richardson, Ms. Tudeme or other key employees could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. Tudeme, Mr. Richardson or Ms. Tudeme will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. If this were to happen, the Company may be forced to curtail or abandon its business plan.

There is a shortage of workers in the healthcare industry that may impede our ability to acquire qualified healthcare professionals for our continued growth.

     Presently, the healthcare industry is experiencing a growing shortage of healthcare professionals, especially Licensed Practical Nurses and Registered Nurses. We operate a payroll nurse staffing and homecare business that provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals, nursing homes, licensed home care services agencies ("LHCSAs"), other health-related businesses, and to the homes of the elderly, sick and incapacitated. During the last twelve months, our need for qualified healthcare professionals grew as we obtained a license from the State of New York to operate as a LHCSA, established a high tech infusion nursing department, acquired a 24-hour healthcare services company, and a company which provides staffing in the central area of Pennsylvania and the Lancaster area, and discussed plans to acquire other healthcare businesses. One of our major marketing efforts is to recruit these professionals in the United States and to attract foreign professionals. There can be no assurance that we will be able to acquire qualified healthcare professionals within the United States or abroad to meet our growing needs. While we have yet to experience any difficulties in our operations due to the lack of healthcare professionals, any shortage in the number of nurses in the healthcare industry or shortage in the number of healthcare professionals in foreign countries which the Company plans to import, could impede the Company's growth rate. If we are not successful in our efforts to acquire qualified healthcare professionals, it would prevent us from continuing our current business strategy, which would have an adverse effect on the value of our Common Stock.

Growth will place significant strains on our managerial, administrative and other resources.

     Any growth that we experience is expected to place a significant strain on our managerial and administrative resources. MacDonald S. Tudeme, Wayne F. Richardson, and Marguerite M. Tudeme are our only officers. We have limited employees who perform management or administrative functions. Further, if our business grows, we will be required to manage multiple relationships with various clients, healthcare professionals and third parties. These requirements will be exacerbated in the event of further growth. There can be no assurance that our other resources such as our systems, procedures or controls will be adequate to support our growing operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Marguerite Tudeme, our Secretary, serves as our Director of Operations. Additionally, we have two Branch Managers, one who is in charge of our operations in New Jersey and one who is in charge of our operations in Pennsylvania. Assuming that our business grows, our future success will depend on our ability to add additional management and administrative personnel to help compliment our current employees as well as other resources. If we are unable to add additional managerial and administrative resources, it will prevent us from continuing our business plan, which calls for expanding our operations, and could have an adverse effect on the value of our securities. Additionally, if we grow our operations faster then we can find additional healthcare workers to cover our commitments, our response time to calls for our 24 hour healthcare department could increase and could lead to the loss of contracts as well as a decline in our reputation, which would likely lead to decreased revenues and a decline in the value of the Company's securities.

Our operations as a LHCSA are heavily regulated by the Department of Health of the State of New York.

     The Department of Health of the State of New York (the "Department") regulates our operations as a LHCSA. In January 2004, we received a license from the Department effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City and in Nassau County, New York. We were required to prepare operating manuals as part of the approval process. Home healthcare licensure requires us to make sure that our staff is appropriately qualified, trained and supervised, to allow us to provide skilled in-home healthcare services. We are subject to unannounced surveys to assess our compliance with state and federal standards governing the quality and scope of the services that we provide. The only federal regulation that the Company is required to comply with as a healthcare agency is the Hospital Information Portability Act ("HIPPA"), which deals with the privacy of patients medical information. While we have not currently been subject to any investigations or violations, if we fail to comply with government regulations, we could lose our license to operate as a LHCSA, or be forced to expend additional capital to regain our LHCSA license.

OUR  INDUSTRY  IS  HIGHLY  FRAGMENTED  AND  COMPETITIVE.

     The medical staffing industry is both highly fragmented and highly competitive. There are a large number of firms engaged in providing medical personnel. A significant number of these companies are small competitors operating on a localized basis. There are however, a few larger companies that operate on a national basis. If we are unable to realize a competitive advantage we may never generate revenues and be forced to curtail or abandon our business plan. If this were to happen, any investment in the Company's securities could become worthless.

MACDONALD S. TUDEME, WAYNE F. RICHARDSON AND MARGUERITE M. TUDEME CAN VOTE A MAJORITY OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE DECISIONS.

     MacDonald S. Tudeme, Wayne F. Richardson and Marguerite M. Tudeme can vote Majority of our outstanding common stock. Accordingly, Mr. Tudeme, Mr. Richardson and Ms. Tudeme will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Tudeme, Mr. Richardson and Ms. Tudeme may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

Our ability to merge WITH Abundant Nursing, Inc., is contingent on us satisfying our obligations under a $295,000 promissory note.

     In October 2004, we entered into an agreement to acquire Abundant Nursing, Inc. ("Abundant") in exchange for $150,000 paid on October 1, 2004 and a $295,000 promissory note payable in five (5) years at seven percent (7%) interest per annum. Our ability to merge Abundant with the Company is contingent on our paying the $295,000 as contemplated. We pledged all of the common stock of Abundant to secure our performance under the promissory note. Until we have fully paid $295,000 due under the promissory note, we are required to keep Abundant as a separate Pennsylvania corporation, including without limitation, no merger or consolidation of Abundant with MT Ultimate Healthcare Corp., and maintain the separate assets of Abundant, as they existed on October 1, 2004. In addition, we may not issue, sell or transfer any stock of Abundant or permit or allow any liens on the assets of Abundant until we have paid the $295,000 due under the promissory note. In the event that we do not satisfy our obligations under the $295,000 promissory note and related agreements, the former shareholder of Abundant may take control over Abundant. In such event, we will not receive a credit for the $150,000 that we paid on October 1, 2004 or any reimbursement for any of the money we have previously paid toward the $295,000 note.

THE  MARKET  PRICE  OF  OUR  COMMON  STOCK  HISTORICALLY  HAS  BEEN  VOLATILE.

     The market price of our Common Stock historically has fluctuated significantly based on, but not limited to, such factors as: general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate new revenues, conditions and trends in the event production industry and in the industries in which our customers are engaged. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.

OUR REGISTRATION STATEMENT MAY NOT BE DECLARED EFFECTIVE WHICH WOULD CAUSE US TO INCUR SUBSTANTIAL PENALTIES

     Under our Registration Rights Agreement entered into, in connection with the Securities Purchase Agreement whereby the Company sold $500,000 in convertible notes, the Company is subject to a $10,000 per month penalty payable to the note holders, if the Company's Registration Statement fails to become effective within one hundred and sixty (160) days of the date of the closing of the Securities Purchase Agreement, August 31, 2004. If the Company's Registration Statement fails to become effective within 160 days and is forced to pay the penalties to the note holders it could have a materially adverse affect on the Company's assets, and could force the Company to curtail or abandon its business plan.

LEGAL  PROCEEDINGS

     As  of  the  date of filing of this amended report, the Company was not a
party to any  legal  proceedings involving the Company.   However, the Company
has received correspondence threatening legal action regarding the use of the Company's name "MT Ultimate Healthcare Corp."

ITEM  5.01.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

     As a result of the acquisition of MT, the control of the Registrant shifted to the former shareholders of MT. In addition, MacDonald Tudeme entered into a stock purchase agreement with Laura Mazany whereby Mr. Tudeme acquired 1,000,000 shares of the Registrant's common stock. The following individuals will exercise control of the Registrant.

Name                               No. of shares(1)                   Percentage
----                               -------------                      ----------
MacDonald Tudeme                      1,441,745                           57.7%
Marguerite Tudeme                       353,396                           14.1%

(1) Number of shares as of August 9, 2003. These numbers do not take into account any of the Company's subsequent stock splits.

ITEM  8.01   OTHER  EVENTS.

     On August 9, 2003, MacDonald Tudeme entered into a stock purchase agreement with Laura Mazany whereby Mr. Tudeme acquired 1,000,000 shares of the Registrant's Common stock for $100,000.

     As a result of the acquisition of MT and the change in focus of the Registrant's business, the Registrant is in the process of changing its name to M.T. Marketing Int. Corp. Upon changing its name, the Registrant will receive a new stock symbol. In addition, the former directors and officers of the Registrant resigned and the directors and officers of M.T. Marketing Int. Corp. have become the directors and officers of the Registrant. The new directors and officers are as follows: MacDonald Tudeme-Chief Executive Officer and Director, and Marguerite Tudeme-Secretary and Director.

ITEM  9.01   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  M.T. Marketing Int. Corp.

(a)  Financial  Statements  of  Businesses  Acquired

(b)  Pro  Forma  Financial  Information

(c)  Exhibits:

2.1(1)    Exchange  Agreement

(1) Filed as an Exhibit to the report on Form 8-K filed on August 12, 2003.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MT Ultimate Healthcare Corp.


January 20, 2005
/s/  MacDonald Tudeme
--------------------------------------------
MacDonald Tudeme
Chief  Executive  Officer

Financial Statements

M T MARKETING INT'L CORP

FINANCIAL STATEMENTS

JANUARY 31, 2003

M T MARKETING INT'L CORP
FOR THE YEAR ENDED JANUARY 31, 2003


CONTENTS
                                                        Page
                                                        ----
FINANCIAL STATEMENTS

   Independent Auditor's Report                           1

   Balance Sheets                                         2

   Statement of Income                                    3

   Statement of Retained Earnings                         4

   Statement of Equity For the Year Ended
     January 31, 2003                                     5

   Statement of Equity For the Year Ended
     January 31, 2002                                     6

   Statement of Cash Flow                                 7

   Notes to the Financial Statements                      8

                            WAYNE F. RICHARDSON CPA.
                            ------------------------

 5819 MILTON AVENUE
 SARASOTA, FLORIDA 34243.
 FAX:  (941) 359-1325                                      PHONE: (941)355-3076
 Email: WFRichardsoncpa@aol.com                            PHONE: (646)266-2195

                          INDEPENDENT AUDITOR'S REPORT

Stockholders
M T MARKETING INT'L CORP

I have audited the accompanying balance sheets of M T MARKETING INT'L CORP as of Friday, January 31, 2003 and 2002 and the related statements of income, retained earnings and cash flow for the year then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M T MARKETING INT'L CORP as of Friday, January 31, 2003 and 2002 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                    WAYNE F RICHARDSON CPA
                                                    Certified Public Accountant

Monday, July 28, 2003

   The accompanying notes are an integral part of these financial statements.



M T MARKETING INT'L CORP
BALANCE SHEETS
JANUARY 31, 2003
REPORTED IN U.S. DOLLARS


                                                                   2003      2002
                                                                    $         $
ASSETS
CURRENT ASSETS
Cash                                                             $    990  $  1,146
Accounts receivable, net of allowances                            119,708    89,113
Other current assets                                                5,227         -
    TOTAL CURRENT ASSETS                                          125,925    90,259

Property, plant and equipment, net of accumulated depreciation     99,961    40,582
    TOTAL ASSETS                                                 $225,886  $130,841

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Bank Note                                                        $144,528  $ 95,028
Short term debt                                                     2,402         -
Accounts payable and accrued liabilities                           27,549    14,644
    TOTAL LIABILITIES                                             174,479   109,672


EQUITY
Capital stock                                                       9,055     1,000
Contributed and other surplus                                       9,088     3,643
Retained earnings (deficit)                                        33,264    16,526
    TOTAL EQUITY                                                   51,407    21,169
    TOTAL LIABILITIES & EQUITY                                   $225,886  $130,841

   The accompanying notes are an integral part of these financial statements.



M T MARKETING INT'L CORP
STATEMENT OF INCOME
FOR THE YEAR ENDED JANUARY 31, 2003
REPORTED IN U.S. DOLLARS


                                     2003      2002
                                      $          $
REVENUE
Goods and services                 $685,153  $238,242

COST OF GOODS SOLD
Direct wages                        533,785   204,485

GROSS PROFIT                        151,368    33,757

OPERATING EXPENSES
Advertising and promotion             5,139     2,675
Bad debt expense                      1,810       673
Depreciation of tangible assets      16,520     6,613
Employee benefits                    27,514     1,338
Insurance                            10,019       513
Interest and bank charges            11,104     3,544
Memberships and licenses                790     1,761
Office expenses                      15,090     2,951
Other operating expenses              2,865       378
Professional fees                    14,837     1,735
Rental                                8,450    12,620
Repairs and maintenance               5,290     2,280
Travel expenses                       4,209       315
Utilities                            10,994     4,168

TOTAL OPERATING EXPENSES            134,631    41,564

NON OPERATING INCOME AND EXPENSES
INCOME TAXES

NET INCOME LOSS                    $ 16,737  $ (7,807)


   The accompanying notes are an integral part of these financial statements.



M T MARKETING INT'L CORP
STATEMENT OF RETAINED EARNINGS
FOR THE YEAR ENDED JANUARY 31, 2003
REPORTED IN U.S. DOLLARS


                                   2003       2002
                        NOTE         $         $
Retained earnings (deficit)        $16,526  $24,330
Net income (loss)                   16,738   (7,804)

SUBTOTAL                            33,264   16,526

RETAINED EARNINGS (DEFICIT)        $33,264  $16,526

   The accompanying notes are an integral part of these financial statements.



M T MARKETING INT'L CORP
STATEMENT OF EQUITY
FOR THE YEAR ENDED JANUARY 31, 2003
REPORTED IN U.S. DOLLARS


                                PREFERRED    COMMON    ADDITIONAL      DEFERRED       ACCUMULATED      ACCUMULATED     TOTAL
                                 SHARES      SHARES     PAID-IN       STOCK-BASED    COMPREHENSIVE     RETAINED      STOCKHOLDERS'
                     NOTE                               CAPITAL       COMPENSATION    INCOME (LOSS)    EARNINGS    EQUITY(DEFICIT)
                                   $            $         $               $                $           (DEFICIT)           $
Opening balance                $     -  $    1,000  $    3,643         $     -          $     -        $  16,526       $  21,169
Net income (loss)                    -           -           -               -                -           16,737          16,737
Issuance of capital                  -       8,055       5,445               -                -                -          13,500
 stock
Total, end of                        -       9,055       9,088               -                -           33,263          51,406
 period
TOTAL, END OF                  $     -  $    9,055  $    9,088         $     -          $     -        $  33,263       $  51,406
 PERIOD

   The accompanying notes are an integral part of these financial statements.


M T MARKETING INT'L CORP
STATEMENT OF EQUITY
FOR THE YEAR ENDED JANUARY 31, 2002
REPORTED IN U.S. DOLLARS


                                        $0.001     Paid-In   Accumulated  Stockholders'
                             Shares    Par Value   Capital     Deficit       Equity
                             -------  -----------  --------   --------       -------


   Balance January 31, 2001   1,000   $    1,000   $  3,643   $ 24,333      $28,976



   Net Loss                                                   (7,804)        (7,804)
                             -------  -----------  --------   --------       -------

   BALANCE JANUARY 31, 2002   1,000   $    1,000   $  3,643   $ 16,529      $21,172
                             =======  ===========  ========   ========       =======



M T MARKETING INT'L CORP
STATEMENT OF CASH FLOW
FOR THE YEAR ENDED JANUARY 31, 2003
REPORTED IN U.S. DOLLARS


                                                       2003       2002
                                                         $          $
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss) for the period                     $ 16,737   $ (7,804)
Depreciation                                           16,520      6,613
Accounts receivable                                   (30,595)   (89,113)
Accounts payable and accrued liabilities               15,308     13,995
Deferred charges                                       (5,227)         -

TOTAL CASH FLOW FROM OPERATING ACTIVITIES              12,743    (76,309)

CASH FLOWS FROM/USED IN INVESTING ACTIVITIES
Property, plant and equipment additions               (75,899)   (18,103)

CASH FLOWS FROM/USED IN FINANCING ACTIVITIES
Proceeds on issuance of shares                         13,500          -
Loans                                                  49,500     95,028

TOTAL CASH FLOWS FROM/USED IN FINANCING ACTIVITIES     63,000     95,028
Net increase in cash and cash equivalents                (156)       616
Net cash and cash equivalents, beginning of period      1,146        530
NET CASH AND CASH EQUIVALENTS, END OF PERIOD         $    990   $  1,146

CASH AND CASH EQUIVALENTS CONSIST OF THE FOLLOWING:
Cash                                                 $    990   $  1,146

   The accompanying notes are an integral part of these financial statements.

M T MARKETING INT'L CORP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 31, 2003
REPORTED IN U.S. DOLLARS

1.          NATURE  OF  OPERATIONS
            ----------------------

M T MARKETING INT'L CORP (the "company") was incorporated on July 17, 1997 as a subchapter "C" corporation and commenced operations in 1999 as a nursing referral agency under the DBA M.T.Ultimate Health Care. The company is engaged in the business of supplying healthcare professionals to hospitals and the homecare market

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
    ----------------------------------------------

    BASIS  OF  PREPARATION

A.   MEASUREMENT  UNCERTAINTY
The financial statements are prepared in accordance with generally accepted accounting principles in the United States, and conform in all material aspects with International Accounting Standards with regards to the presentation of historical cost financial information. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and may have impact on future periods.

B.          REVENUE  RECOGNITION

Sales revenue is recognized in accordance with industry practice which recognizes revenue at the time the services are provided. Fees for individual contract clinical services are fixed upon execution of contract and provide for payment for all work performed. Pass-through costs that are paid directly by clients, and for which the corporation does not bear the risk of performance, are excluded from revenue. The termination of a contract typically results in no material adjustments to the revenue or costs previously recognized.

C.          STATEMENT  OF  CASH  FLOWS

The company presented this information under the indirect method, where the net cash flows from operating activities is determined by adjusting net income
(loss) for the effects on non-cash items and changes in non-cash working capital accounts. Cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

D.          INCOME  TAX  METHOD

The company follows the liability method of accounting for income taxes. Under this method, future income tax liabilities and assets are recognized for the estimated income tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Future income tax liabilities and assets are measured using enacted tax rates. The effect on future income tax liabilities and assets of a change in tax rates is recognized in income in the period that the change occurs.

E.   PROPERTY,  PLANT  AND  EQUIPMENT

Property, plant and equipment are carried at cost. Depreciation is calculated using the straight-line method over estimated useful lives ranging from three
(3) to seven (7) years. Depreciation expense for Friday, January 31, 2003 was $16,520 (January 31, 2002- $6,613). Leasehold Improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset or the life of the lease. Maintenance, minor repairs and renewals are charged to expense as incurred. Upon sale or retirement of depreciable assets, costs and related depreciation are eliminated, and gains or losses are recognized in the determination of net income. The company continually evaluates the appropriateness of the remaining estimated useful life and carrying value of its operating assets, goodwill and other intangibles. Carrying values in the excess of undiscounted estimates of related cash flows are expensed when such determination is made.

3      LOAN  PAYABLE
       -------------

The company has a $150,000 SBA line of credit which is now payable on demand which bears interest at bank prime rate plus 1% for any outstanding operating indebtedness. At Friday, January 31, 2003, the approximate amounts outstanding were $144,528 (January 31, 2002 -$95,028). The bank indebtedness is secured by a floating charge over all the assets of the company.
The company has a short term note outstanding which bears interest at 16.5% per annum for equipment. At Friday, January 31, 2003, the approximate outstanding balance was $ 2,402.

4.          PROPERTY,  PLANT  AND  EQUIPMENT
            --------------------------------

A summary of property, plant and equipment at January 31, 2003 and 2002 is presented in the following table:

  ASSET  CLASS              YEARS  OF  EXPECTED  USEFUL  LIFE    2003       2002
--------------              ---------------------------------    ----       ----
Building-Leasehold
  Improvements                                 7               38,497      5,000

Equipment, Furniture
  and  Fixtures                              5-7               82,880     40,478

Other  Property                                5                4,200      4,200

LESS  ACCUMULATED  DEPRECIATION                                25,616      9,906
                                                              -------     ------

NET  PROPERTY,  PLANT  AND  EQUIPMENT                          99,961     40,582
                                                              --------   -------

5.          LEASES
            ------

The company leases office space at 43 Pulaski Street, Brooklyn for an initial five (5) year period with the right to renew up to fifteen (15) years. A summary of lease commitment for the next three years for the periods ended January 31, 2003 and 2002 is presented in the following table:

                               YR:  2003                              YR:  2002
YR 1 -2003/04                   6,600     YR 1-2002/03               $  6,600
YR 2 -2004/05                   6,600     YR 2-2003/04                  6,600
YR 3- 2005/06                   6,600     YR 3-2004/05                  6,600
    TOTAL                      19,800          TOTAL                $  19,800

Also in 2002, the company entered into a lease agreement for office space at 910 Jennings Street, Bronx expiring on November 1, 2007 with an aggregate minimum annual rental approximation of $7,800 exclusive of certain incremental occupancy costs. A summary of lease commitment for the next three (3) years is presented in the following table:

 YR 1 -2003/04                                $  7,800
 YR 2- 2004/05                                   8,400
 YR 3 -2005/06                                   9,000
  TOTAL                                      $  25,200

6.          RELATED  PARTY  TRANSACTIONS
            ----------------------------

The  company  has  a  lease  agreement with a related party for the office space
located  at  43  Pulaski  Street,   Brooklyn  expiring  on June 30, 2006 with an
aggregate  minimum  annual  rental  approximation  of  $6,600.

The shareholders of the company have guaranteed the company's bank indebtedness to a maximum of $150,000. The stockholders have not charged a fee to the company for this guarantee.

During the year the company advanced, on an interest free basis, $15,000 to a stockholder. This advance was outstanding approximately six months and was repaid by year end.

7.     TRADE RECEIVABLES
       -----------------

      A summary of Net Trade Receivables as of January 31, 2003 and 2002 is presented in the following table:
                                         YR:2003                   YR: 2002
METROPOLITAN HOSPITAL                   $ 96,800                    $55,849
QUEENS HOSPITAL                           10,765                     33,245
HOMECARE CLIENTS                           7,676                         20
            TOTAL                       $115,241                   $ 89,114

         The company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts.

8.   SUBSEQUENT  EVENTS
     ------------------

Subsequent to year end, M T MARKETING INT'L CORP renewed their SBA loan for another two (2) years. The company is also negotiating an increase in their credit of an additional $50,000. The loan is secured by a floating charge over all the assets of the company and shareholders guarantees to a maximum $200,000. On June 30, 2003 options were granted to purchase 40,000 shares at an exercise price of $.10 per share which expire August 29, 2003.

On July 1, 2003, the company entered into agreements of Share Exchange and Stock purchase with public company Java Juice whose common stock is quoted on the OTC Bulletin Board under the symbol "JVAJ". The company as a result of these agreements will be a fully owned subsidiary of the public company but the original shareholders of M.T. MARKETING INT'L will be the majority shareholder of the parent.

Unaudited Interim Financial Statements

                         MT MARKETING INTERNATIONAL CORP
                               BALANCE SHEET
                      FOR THE PERIOD ENDED JUNE 30, 2003

                                 ASSETS

CURRENT ASSETS
  Cash                                       $  14,036
  Accounts Receivable, net of allowance        166,008
  Other Current Assets                           4,284
                                             ---------
      TOTAL CURRENT ASSETS                   $ 184,328

PROPERTY, PLANT AND EQUIPMENT
  Library                                        4,200
  Equipment                                     66,554
  Furniture & Fixtures                          27,854
  Leasehold Improvements                        38,497
                                             ---------
                                               137,105
  Accumulated Depreciation                    (35,115)
                                             ---------
       TOTAL PROPERTY, PLANT AND EQUIPMENT     101,990
                                             ---------
        TOTAL ASSETS                                            286,318
                                                              =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable & Accrued Expenses         51,151
   Bank Note                                   72,264
   Note Payable                                10,675
   Current Portion Capital Lease                1,666
                                            ---------
         TOTAL CURRENT LIABILITIES            135,756

LONG TERM LIABILITIES
   Bank Note                                   72,264
   Capital Lease Obligation                     3,041
                                            ---------
         TOTAL CURRENT LIABILITIES             75,305

         TOTAL LIABILITIES                                      211,061
                                                              ---------

STOCKHOLDERS' EQUITY
   Common Stock                                 9,055
   Paid In Capital                              9,088
   Retained Earnings                           57,114
                                             ---------
        TOTAL STOCKHOLDERS' EQUITY                               75,257
                                                              ---------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $286,318
                                                              =========

               See notes to the Interim Financial Statements

                         MT MARKETING INTERNATIONAL CORP
                                INCOME STATEMENT
                      FOR THE PERIOD ENDED JUNE 30,2003


INCOME
Homecare                                                      $  94,566
Hospital Agency                                                 338,053
Other Income                                                      9,250
                                                              ---------
TOTAL INCOME                                                    441,869
COST OF SERVICES
Homecare                                                         62,404
Hospital Agency                                                 245,231
                                                              ---------
TOTAL COST OF SERVICES                                          307,635
                                                              ---------
GROSS PROFIT                                                    134,234

OPERATING EXPENSES
Advertising                                                       1,680
Salaries & Wages                                                  4,341
Payroll Expense                                                  30,506
Depreciation                                                      9,499
Insurance                                                         3,297
Rent                                                              6,000
Office Expense                                                    8,969
Professional Fees                                                15,995
Travel & Entertainment                                              949
Repairs & Maintenance                                             4,636
Bad Debt                                                          1,865
Utilities                                                         1,066
Interest                                                          5,455
Other Operating Expenses                                         16,126
                                                              ---------
TOTAL OPERATING EXPENSES                                        110,384

NET INCOME( LOSS)                                              $ 23,850
                                                              =========

                See notes to the Interim Financial Statements

                         MT MARKETING INTERNATIONAL CORP
                            STATEMENT OF CASH FLOWS
                      FOR THE PERIOD ENDED JUNE 30,2003

NET CASH FLOW FROM OPERATIONS:
  Cash received from clients                         $  420,112
  Cash paid to suppliers & employees                  (408,518)
                                                     ----------
        NET CASH FROM OPERATIONS                                       11,594

CASH FLOWS FROM INVESTING ACTIVITIES:
   Equipment purchase                                  (11,528)
                                                     ----------
         NET CASH USED IN INVESTING ACTIVITIES                        (11,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Loans                                                8,273
     Capital Lease                                        4,707
                                                     ----------
         Net cash provided by financing activities                      12,980

NET INCREASE(DECREASE) IN CASH                                          13,046
CASH AT THE BEGINNING OF YEAR                                              990
CASH AT THE END OF YEAR                                              $  14,306
                                                                    ==========


SCHEDULE - EARNINGS TO NET CASH FLOW RECONCILIATION
FROM OPERATIONS:

Net Income                                            $  23,850
Non cash expenses, revenues, losses, and gains
included in income:
    Depreciation                                          9,499
    Net increase in payables                             23,602
    Net increase in receivable                          (46,300)
    Net deferred charges                                    943
NET CASH FLOW FROM OPERATIONS:                                        $ 11,594
                                                                    ==========

                   See notes to the Interim Financial Statements


                                    MT MARKETING INTERNATIONAL CORP
                                          JUNE 30,2003
                                  STATEMENT OF  STOCKHOLDERS' EQUITY

                                               $0.001       Paid-In       Accumulated     Stockholders'
                                Shares        Par Value     Capital         Deficit          Equity
                               ---------     -----------   ----------    ------------     -------------
   Balance January 31, 2003    9,055,000      $    9,055     $  9,088        $ 33,264          $ 51,407
   Net Income                                                                  23,850            23,850
                               ---------     -----------   ----------    ------------     -------------
   BALANCE JUNE 30, 2003       9,055,000      $    9,055     $  9,088        $ 57,114           $75,257
                               =========     ===========   ==========    ============     =============


                            M.T.MARKETING INT.CORP.
                            -----------------------
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                        ---------------------------------

1.     NATURE OF THE BUSINESS
       ----------------------

MT. Marketing Int. Corp ("the Corporation") was incorporated as a subchapter "C" corporation in 1976. In 2000, it began operating as nursing referral agency under the D/B/A M.T. Ultimate Health Care.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       ------------------------------------------

BASIS OF PRESENTATION

The financial statements are prepared in conformity with generally accepted accounting principles in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues, expenses and the disclosure of contingencies in the financial statements. Actual amounts realized may differ from these estimates.

STATEMENT OF CASH FLOWS

Cash flows from operating activities are reported under the direct method; cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

REVENUE RECOGNITION

Fees for individual contract clinical services are fixed upon execution of the contract and provide for payment for all work performed. Pass-through costs that are paid directly by clients, and for which the corporation does not bear the risk of performance, are excluded from revenue. The termination of a contract typically results in no material adjustments to the revenue or costs previously recognized.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment assets are carried at cost. Maintenance and minor repairs and renewals are charged to expense as incurred. Upon sale or retirement of depreciable assets, costs and related depreciation are eliminated, and gains or losses are recognized in the determination of net income.

                             M.T.MARKETING INT.CORP.
                             -----------------------
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                        ---------------------------------
                                   (continued)

IMPAIRMENT OF ASSET VALUE

The corporation continually evaluates the appropriateness of the remaining estimated useful life and the carrying value of its operating assets, goodwill and other intangible assets. Carrying values in excess of undiscounted estimates of related cash flows are expensed when such determination is made.

DEPRECIATION AND AMORTIZATION

For financial reporting purposes, depreciation is computed principally on the straight line method over the useful lives of the assets, or the remaining term of the lease, if shorter. For tax purposes, depreciation is computed using accelerated methods. Depreciation is calculated using the straight-line method over an estimated useful lives ranging from three (3) to seven (7)years. Depreciation expense as of June 30,2003 was $9,499.

3.     LOAN PAYABLE
       ------------

The corporation obtained a SBA line of credit of $150,000 from Community Capital Bank which is payable on demand on January 1st 2005. The loan carries an annual Interest rate of prime + 1% Wall Street Journal Rate. The outstanding loan balance as of June 30,2003 is $144,528. The bank indebtedness is secured by a floating charge over all the assets of the company.

The company has a short term note outstanding which bears interest at 16.5% per annum for equipment, which had a balance of $436 as of September 30, 2003.

4.     PROPERTY, PLANT AND EQUIPMENT
       -----------------------------

A summary of property, plant and equipment at June 30, 2003 is presented in the following table:

                              YEARS OF EXPECTED
                                 USEFUL LIFE        2003
--------------------------------------------------------
Leasehold Improvements                7           38,497
Furnishings & Equipment              5-7          66,554
Furniture & Fixtures                 5-7          27,854
Other Property                        5            4,200

Less accumulated depreciation                     35,115

Net Property, Plant and Equipment                101,990
                                                 -------

                             M.T.MARKETING INT.CORP.
                             -----------------------
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                        ---------------------------------
                                   (continued)

5.     LEASE
       -----

The corporation leases office space at 43 Pulaski Street, Brooklyn for a initial five (5) year period with the right to renew up to fifteen (15) years. A summary of lease commitment for the next three years is presented in the following table:

  Yr1 - 2003/04-             6,600
  Yr2 - 2004/05-             6,600
  Yr3 - 2005/06-             6,600
                            ------
                            19,800
                            ------

The company also leases office space at 910 Jennings Street, Bronx expiring on November 1,2007 with an aggregate minimum annual rental approximation of $7,800 exclusive of certain incremental occupancy costs. A summary of lease commitment for the next three (3) years is presented in the following table:

  Yr1 - 2003/04-             7,800
  Yr2 - 2004/05-             8,400
  Yr3 - 2005/06-             9,000
                            ------
                            25,200
                            ------

CAPITAL LEASES

The company entered into lease arrangements to acquire equipment which has been financed by a long term liability. The liability recorded under the capital lease represents the minimum lease payments, payable net of imputed interest at an average rate of 13.5% per annum over three (3) years.

The company's obligation under capital leases consists of:

Minimum lease payments payable                                $5,586
Less :Interest to be recorded over remainder
     of lease                                                    879
                                                              ------
Total Leases                                                   4,707
Less Current Portion                                           1,666
                                                              ------
Long Term Portion                                             $3,041

6. RELATED PARTY TRANSACTIONS

The company has a lease agreement with a related party for the office space located at 43 Pulaski Street, Brooklyn expiring on June 30,2006 with an aggregate minimum annual rental of $6,600.

The shareholders of the company have guaranteed the company's bank indebtedness to a maximum of $150,000. The stockholders have not charged a fee to the company for this guarantee.

7.     TRADE RECEIVABLES
       -----------------

A summary of net trade receivables as of June 30,2003 is presented in the following table:

      Metropolitan Hospital Center-     $ 137,329
      Queens Hospital Center               16,665
      Homecare                             12,014
                                         --------

      Net trade receivables               166,008
                                         --------

The company provides an allowance of $1,865 for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts.

8. SUBSEQUENT EVENTS
   -----------------
Subsequent to period ended June 30,2003, M.T. Marketing Int'l Corp. has a negotiated an increase of their SBA loan from $150,000 to $200,000 for another two (2) years. The additional $50,000 is secured by a floating charge over all the assets of the company and the shareholders guarantees to a maximum of $200,000.

On July 1,2003, the company entered into agreements of Share Exchange and Stock purchase with public Company JavaJuice.net whose common stock is quoted on the OTC Bulletin Board under the symbol "JAVA". The company as a result of these agreements will be a fully owned subsidiary of the public company but the original shareholders of M.T. Marketing Int'l will be the majority shareholder of the parent.

On August 21,2003 the company negotiated through it's parent JavaJuice.net a short term loan of $50,000 Which bears an interest rate of 12% per annum and is due on the earlier of the company raising $250,000 For expansion due one (1) year from the above mentioned date.

Pro Forma Financial Information


JAVAJUICE.NET
Pro Forma Consolidated Balance Sheet

                                 JavaJuice.net   MT Marketing
                               Explorations Inc.  Int'l Corp                   Pro forma
                                  at June 30,     at June 30,    Pro Forma   as at June 30,
                                     2003            2003       Adjustments       2003
------------------------------------------------------------------------------------------
Assets

Current assets:
Cash                               $ 32,115        $ 14,036     $               $ 46,151
Accounts Receivable                     -0-         166,008                      166,008
Other Current Assets                    -0-           4,284              -         4,284
------------------------------------------------------------------------------------------
                                     32,115         184,328                      216,443

Property Plant & Equipment              -           101,990              -       101,990
------------------------------------------------------------------------------------------

                                   $ 32,115        $286,318     $               $318,433
------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                   $    -0-        $ 51,151     $               $ 51,151
Notes payable                           -            84,605              -        84,605
------------------------------------------------------------------------------------------
                                        -0-         135,756              -       135,756
Long Term Debt                     $    -0-        $ 75,305                     $ 75,305
Total Liabilities                  $    -0-        $211,061                     $211,061

Stockholders' equity (deficit):
Share capital:
Common shares                         1,700           9,055           (9,055)     1,700
Additional paid-in capital           38,300           9,088           (9,088)    38,300
Retained Earnings                   ( 7,885)         57,114           18,143     67,372
------------------------------------------------------------------------------------------
                                     32,115          75,257                     107,372
------------------------------------------------------------------------------------------
                                   $ 32,115        $286,318     $              $318,433
------------------------------------------------------------------------------------------

See accompanying notes to pro forma consolidated financial statements.


JAVAJUICE.NET
Pro Forma Consolidated Statement of Loss

                                 JavaJuice.net            MT Marketing                    Pro forma
                                                           Int'l Corp.                   for the six
                          for the six months ended   for the period ended                months ended
                                   June 30,                 June 30,        Pro Forma       June 30,
                                    2003                      2003         Adjustments        2003
-------------------------------------------------------------------------------------------------------
Revenue:
                          $          -                       $220,935      $       -        $220,935

Cost of Revenues:
Direct Wages              $          -                       $153,818      $       -        $153,818

Expenses:
Operating Expenses                 532                         55,192              -          55,192
-------------------------------------------------------------------------------------------------------
                                   532                         55,192              -          55,192
-------------------------------------------------------------------------------------------------------
Loss before income taxes          (532)                        11,925              -          11,393

Income taxes                         -                              -              -              -
-------------------------------------------------------------------------------------------------------
Loss for the period       $       (532)                      $ 11,925      $       -        $ 11,393
-------------------------------------------------------------------------------------------------------
Loss per share            $       (0.00)                     $   0.00      $       -        $  (0.00)
-------------------------------------------------------------------------------------------------------

See accompanying notes to pro forma consolidated financial statements.

JAVAJUICE.NET
Notes to Pro Forma Consolidated Financial Statements

As at June 30, 2003


1.     TERMS OF ACQUISITION AND BASIS OF PRESENTATION:

The accompanying pro forma consolidated financial statements have been prepared for inclusion in a Current Report on Form 8K describing the acquisition on June 30, 2003 of MT Marketing Int'l Corp. ("MT Marketing") by JavaJuice.net
("JavaJuice") and the resulting change in control of JavaJuice (the "Acquisition"). The pro forma consolidated financial statements of JavaJuice give effect to the Acquisition under which the shareholders of Mt Marketing exchanged all of their common shares of Image Innovations for common shares of JavaJuice.

The  pro  forma  consolidated  financial  statements  include:

(a) a pro forma consolidated balance sheet prepared from the unaudited balance sheet of JavaJuice as of June 30, 2003 and the audited balance sheet of Mt Marketing as of June 30, 2003 and gives effect to the assumptions described in note 3. The pro forma consolidated balance sheet assumes the Acquisition occurred on June 30, 2003.

(b) a pro forma consolidated statement of loss prepared from the unaudited statement of loss of JavaJuice for the six months ended June 30, 2003 and the audited statement of loss of Mt Marketing for the period ended June 30, 2003 and gives effect to the assumptions described in note 3.

The pro forma consolidated financial statements are not necessarily indicative of the results of operations that would have resulted if the transactions described above had occurred at the dates indicated or of the future operating results of JavaJuice subsequent to the completion of the Acquisition. The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of JavaJuice and MT Marketing contained elsewhere in this Current Report on Form 8K.

2.     SIGNIFICANT ACCOUNTING PRINCIPLES:

The pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the unaudited and audited consolidated financial statements of JavaJuice contained elsewhere in this Current Report on Form 8K.

JAVAJUICE.NET
Notes to Pro Forma Consolidated Financial Statements, page 2

As at June 30, 2003

3.     PRO FORMA ASSUMPTIONS:

The pro forma consolidated financial statements are based on the following assumptions:

-     JavaJuice  has  acquired  100%  of the outstanding shares of MT Marketing.
-     Mt  Marketing  will  remain  as  a  wholly-owned  subsidiary of JavaJuice.